UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On September 24, 2015, the Board of Directors (the “Board”) elected Michael Kaufmann and Steven Paladino to serve as non-executive directors of MSC Industrial Direct Co., Inc. (the “Company”), increasing the size of the Board from 8 to 10 members. Both Mr. Kaufmann and Mr. Paladino will join the Board as independent directors and will serve as members of the Audit and Compensation Committees of the Board. There is no arrangement or understanding between either Mr. Kaufmann or Mr. Paladino and any other person pursuant to which either Mr. Kaufmann or Mr. Paladino was elected as a director of the Company. There have been no transactions involving the Company or any of its subsidiaries in which either Mr. Kaufmann or Mr. Paladino has or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-executive director compensation policies, each of Messrs. Kaufmann and Paladino will be entitled to receive: (i) a retainer for service on the Board of $50,000 per year; (ii) a fee for attendance at Board meetings of $2,000 per meeting; (iii) a fee for attendance at committee meetings of $1,700 per meeting; and (iv) an annual grant of restricted shares of the Company’s Class A common stock consisting of such number of shares having an aggregate fair market value of $115,000 on the date of grant upon reelection to the Board. 50% of such restricted shares will vest on the first anniversary of the date of grant and 50% will vest on the second anniversary of the date of grant. The number of restricted shares that each of Messrs. Kaufmann and Paladino will receive in connection with his initial election to the Board will be pro-rated to reflect the fact that each was elected to the Board between annual shareholders’ meetings. Director compensation is paid quarterly in arrears. The retainer fee payable to each of Messrs. Kaufmann and Paladino will be pro-rated to reflect the number of days actually served in any quarter in which they serve less than the full quarter. The Company reimburses non-executive directors for reasonable out-of-pocket expenses incurred in connection with attending in-person Board or committee meetings and for fees incurred in attending continuing education courses for directors that are approved in advance by the Company.

The foregoing description of the Company’s non-executive directors’ compensation programs is qualified by reference to the description included in the definitive proxy statement for the Company’s 2015 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on December 5, 2014.

On September 24, 2015, the Company issued a press release announcing the election of Messrs. Kaufmann and Paladino, a copy of which is attached as Exhibit 99.1 hereto.

(e) On September 24, 2015, the Company entered into a change in control agreement (the “CIC Agreement”) with Rustom Jilla, the Company’s Executive Vice President and Chief Financial Officer. The initial term of the CIC Agreement is three years. Thereafter, the CIC Agreement will automatically renew for successive three-year terms, unless terminated by the Company, in the Company’s sole discretion, upon notification to Mr. Jilla at least eighteen months prior to the end of the then current term.

The CIC Agreement provides that if within two years after the occurrence of a change in control of the Company (as defined in the CIC Agreement), (i) the Company terminates Mr. Jilla’s employment other than for cause or (ii) Mr. Jilla terminates his employment following a material reduction in his duties or reporting responsibilities, annual base salary, status or working conditions, then the Company is required to pay Mr. Jilla a payment equal to (A) two times Mr. Jilla’s annual base salary in effect immediately before such termination or material reduction, plus (B) two times Mr. Jilla’s targeted annual cash incentive bonus in effect immediately prior to the termination or change in circumstances, plus (C) the pro rata portion of Mr. Jilla’s targeted annual cash incentive bonus in effect immediately prior to the termination or change in circumstances. In addition, any unvested stock options and restricted shares would accelerate. As a condition to receiving his severance payment, Mr. Jilla would be required to execute a general release in favor of the Company.

Under the terms of the CIC Agreement, “cause” is generally defined to include (i) the willful and continued failure by the executive to substantially perform his duties (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the executive by the Company, (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the executive’s conviction of, or entering a plea of nolo contendere to, a felony.

A change in control of the Company will generally be deemed to have occurred under the CIC Agreement if (i) a person or entity, other than members of the Jacobson or Gershwind families, acquires beneficial ownership of 50% or more of the combined voting power of the Company’s voting securities, (ii) there is a change in the Board as a result of which the Board members cease to constitute a majority of the Board, (iii) there is a consummation of a merger or consolidation, other than a merger or consolidation that results in the shareholders of the Company holding more than 50% of the combined voting power of the voting securities of the surviving entity, (iv) there is a liquidation or dissolution approved by the shareholders of the Company, or (v) there is a consummation of a sale of all or substantially all of the Company’s assets.

In addition, if Mr. Jilla’s employment is terminated after the occurrence of a change in control as described above, the Company is required to provide Mr. Jilla with outplacement services for up to six months and healthcare coverage, if elected by Mr. Jilla, for up to 18 months. Mr. Jilla is also entitled to receive, at the Company’s expense, the automobile allowance provided under the CIC Agreement for the lesser of two years and the remainder of the automobile lease in effect following the termination of his employment.

Under the CIC Agreement, the amount of severance benefits would be subject to reduction to the extent that the after-tax payments would be increased as a result of the payments being classified as “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986.

The foregoing description of the CIC Agreement is not complete and is qualified in its entirety by reference to the full terms and conditions of the CIC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)      Exhibits:

Exhibit Index

Exhibit No.	Description
10.1	Change in Control Agreement, dated September 24, 2015 between MSC Industrial Direct Co., Inc. and Rustom Jilla.
99.1	Press Release, dated September 24, 2015, issued by MSC Industrial Direct Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.
Date:	September 24, 2015	By: /s/ Rustom Jilla
Name: Rustom Jilla Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Change in Control Agreement, dated September 24, 2015 between MSC Industrial Direct Co., Inc. and Rustom Jilla.
99.1	Press Release, dated September 24, 2015, issued by MSC Industrial Direct Co., Inc.

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